EXHIBIT 11

                            COMVERSE TECHNOLOGY, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 THREE MONTHS ENDED
                                                         OCTOBER 31, 1999  OCTOBER 31, 2000
Basic earnings per share:

     Net income                                               $ 44,035          $ 64,362
                                                              ========          ========

Weighted average number of outstanding common shares           146,022           163,058
                                                              ========          ========

Basic earnings per share                                      $   0.30          $   0.39
                                                              ========          ========


Diluted earnings per share:

     Net income                                               $ 44,035          $ 64,362

     Interest expense on Convertible Subordinated
         Debentures, net of tax                                  1,385             3,638
                                                              --------          --------

     Adjusted net income                                      $ 45,420          $ 68,000
                                                              ========          ========

Weighted average number of outstanding common shares           146,022           163,058
Additional shares assuming exercise of stock options            13,794            14,762
Additional shares assuming conversion of Convertible
     Subordinated Debentures                                     5,966            13,954
                                                              --------          --------

Weighted average number of outstanding common shares
     assuming full dilution                                    165,782           191,774
                                                              ========          ========

Diluted earnings per share                                    $   0.27          $   0.35
                                                              ========          ========


                              Page 23 of 24 Total Pages

                                                                      EXHIBIT 11

                            COMVERSE TECHNOLOGY, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 NINE MONTHS ENDED
                                                         OCTOBER 31, 1999  OCTOBER 31, 2000
Basic earnings per share:

Net income                                                    $121,250          $172,271
                                                              ========          ========

Weighted average number of outstanding common shares           143,006           159,591
                                                              ========          ========

Basic earnings per share                                      $   0.85          $   1.08
                                                              ========          ========


Diluted earnings per share:

     Net income                                               $121,250          $172,271

     Interest expense on Convertible Subordinated
       Debentures, net of tax                                   14,405            10,914
                                                              --------          --------

     Adjusted net income                                      $135,655          $183,185
                                                              ========          ========


Weighted average number of outstanding common shares           143,006           159,591
Additional shares assuming exercise of stock options            13,620            14,894
Additional shares assuming conversion of Convertible
  Subordinated Debentures                                       20,968            13,954
                                                              --------          --------

Weighted average number of outstanding common shares
     assuming full dilution                                    177,594           188,439
                                                              ========          ========

Diluted earnings per share                                    $   0.76          $   0.97
                                                              ========          ========



                              Page 24 of 24 Total Pages